Kenne Ruan, CPA

Phone: (203) 824-0441 Fax: (203) 413-4686

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 15, 2010 on the Financial Statement of FangXing Holding INC for the year ended September 30, 2010, in this registration statement on Form 10/A, and in any filings that are necessary now or in the future with SEC.

Very Truly Yours,

/s/ Yongqing Ruan, CPA

November 29, 2010